BioLok International Signs Distribution Agreement with Global Dental Products
                     Giant Shofu Inc. For Entry Into Japan

DEERFIELD BEACH, FL -- May 30, 2006 -- BioLok International Inc. ("BioLok") (OTCBB: BLLI) of Deerfield Beach, Florida and Shofu Inc. ("Shofu") of Japan announced that they have entered into an international distribution agreement to market the BioLok Precision Dental Implant System and its related products in Japan, subject to the finalization and successful registration of the product line in Japan under their regulations of the Pharmaceutical Affairs Law and Medical Act.

BioLok will commence training, education and clinical activities to ensure that Shofu staff is well versed in dental implantology, knowledgeable of the BioLok Dental Implant System, and prepared to commence the marketing of dental implant and related products in Japan, estimated at over $120 million annually. Additionally, prior to attaining regulatory approval, BioLok will conduct seminars and lectures on the BioLok Dental Implant System for Japanese clinicians in the US.

Bruce L Hollander, BioLok's President & CEO stated, "We are extremely excited about developing a strong alliance with Shofu, a significant and very successful company that has built a worldwide reputation in the dental marketplace. We look forward to entering the large Japanese market and the possibilities of other cooperative activities."

Shofu is an international manufacturer and supplier of dental materials and equipment, and also provides high-quality advanced products to dentists and dental technicians all over the world. The company has a large and growing share of the global market for artificial teeth, abrasives and polishers. Shofu's head office is located in Kyoto, Japan and has been in the dental business for over 80 years. Established in 1922, Shofu is committed to supplying the most advanced dental products by placing great importance on research and development.
 The company has also placed an emphasis on the development of a strong distribution network throughout the world. To enter into the rapidly expanding market for dental implants, Shofu concluded that it would be best positioned by forming an exclusive distribution agreement for the Japanese market with BioLok. BioLok has advanced technologies and is showing tremendous growth in some of the world's largest markets, exclusive of Japan. Now that a strategic alliance has been formed with BioLok, Shofu expects to greatly expand its Japanese business in the near future. Toward the introduction of BioLok products in Japan, Shofu and BioLok are pressing forward to obtain the requisite pharmaceutical approval for importing and selling dental implant products in Japan. For further information on Shofu Inc., please visit its Website at http://www.shofu.co.jp/index_e.html.

BioLok International Inc. (OTCBB: BLLI) is merging cell biology and technology to develop and market products for the dental implant and tissue regeneration markets. The Company is the worldwide manufacturer and distributor of the BioLok Precision Dental Implant System. BioLok offers a superior line of dental implants that incorporate many patented features and are synonymous with quality, fit of components, leading edge technology and design, and ease of use. Additional information is available on the Company's Web site at http://www.biolok.com.

                                       ***

With the exception of the historical information contained in the release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical fact may be deemed to contain forward-looking statements, including, but not limited to, deployment of new services, growth of the customer base, and growth of the service area, among other items. Actual results may differ materially from those anticipated in any forward-looking statement with regard to magnitude, timing or other factors. Deviation may result from risk and uncertainties, including, without limitation, the Company's dependence on third parties, market conditions for the sale of services, technical factors affecting networks, availability of capital and other risks and uncertainties. More detailed information about these risk factors are set forth and may be updated from time to time in filings by BioLok International, Inc. with the Securities and Exchange Commission, including the Company's most recent quarterly report on Form 10-Q and other publicly available information regarding the Company. The Company disclaims any obligation to update information contained in any forward-looking statement.

BioLok International Contact:               Investor Relations Contact:
Bruce L. Hollander                          Jordan M. Darrow
President/CEO                               Darrow Associates, Inc.
954-698-9998                                631-367-1866
blh@biolok.com                              jdarrow@optonline.net